EXHIBIT 10.4

FORM FOR DIRECTORS

Sage Therapeutics, Inc.
STOCK OPTION AGREEMENT

Granted under 2024 Equity Incentive Plan

Sage Therapeutics, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2024 Equity Incentive Plan (as amended through the date hereof, the “Plan”). The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Nonstatutory Stock Option:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date:	Number of Options that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Sage Therapeutics, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

Sage Therapeutics, Inc.

Stock Option Agreement

Incorporated Terms and Conditions

1.
Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.
Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant. Notwithstanding anything herein to the contrary, if the Participant continues to be an Eligible Participant (as defined below) immediately prior to completion of a Change in Control, then this option shall become fully vested and exercisable immediately prior to such completion. For purposes of this agreement, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events: (a) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (b) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (c) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (d) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.
Exercise of Option.

(a)
Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company or any other entity the directors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)
Termination of Director Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate six months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)
Exercise Period and Accelerated Vesting Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated the Participant for “cause” as specified in paragraph (e) below, this option shall (i) immediately vest in full and (ii) be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s director relationship is terminated by the Company for Cause (as defined in below), the right to exercise this option shall terminate immediately upon the effective date of such termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her director relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s director relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination). If the Participant is subject to an individual agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause”, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), or a breach by the Participant of Participant’s fiduciary duties to the Company, in each case as determined by the Company, which determination shall be conclusive. The Participant’s director relationship shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation and in accordance with the Company’s certificate of incorporation and bylaws then in effect and the procedures specified therein, that termination for Cause was warranted.
4.
Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.
Transfer Restrictions; Clawback.
(a)
This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
(b)
In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future, including without limitation the Sage Therapeutics’ Compensation Recovery Policy adopted in accordance with stock exchange listing requirements (or any successor policy).

6.
Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

* * * * *

ANNEX A

Sage Therapeutics, Inc.

Stock Option Exercise Notice

Sage Therapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02142

Dear Sir or Madam:

I, (the “Participant”), hereby irrevocably exercise the right to purchase shares of the Common Stock, $0.0001 par value per share (the “Shares”), of Sage Therapeutics, Inc. (the “Company”) at $ per share pursuant to the Company’s 2024 Equity Incentive Plan and a stock option agreement with the Company dated (the “Option Agreement”). Enclosed herewith is a payment of $ , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature
Print Name:

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):